UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2009

COMBINATORX, INCORPORATED

(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-51171	04-3514457
(Commission File No.)	(IRS Employer Identification No.)

245 First Street

Sixteenth Floor
Cambridge, MA 02142
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (617) 301-7000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 2, 2009, CombinatoRx, Incorporated (the "Company") divested its 51% equity ownership interest in its subsidiary, CombinatoRx (Singapore) Pte. Ltd. ("CRX-SG"), by selling its 2,602,041 ordinary shares of CRX-SG to the other shareholder of CRX-SG, Biomedical Sciences Investment Fund Pte. Ltd. ("Biomedical"), for nominal consideration (the "Divestiture"). CRX-SG was formed on August 16, 2005 for the purpose of discovering and developing product candidates to treat infectious diseases.

In connection with the Divestiture, the Company, CRX-SG and Biomedical entered into a Termination Agreement pursuant to which the parties agreed to terminate all of the prior agreements among the Company, CRX-SG and Biomedical relating to the joint funding and operations of CRX-SG. As a result of the Divestiture and the termination of the prior agreements, CRX-SG will no longer be affiliated with the Company, and the issued and outstanding preferred shares and convertible promissory notes issued by CRX-SG and held by Biomedical will no longer be convertible into shares of common stock of the Company.

The Company also entered into a Share Purchase Agreement with CRX-SG and Biomedical and the Intellectual Property Assignment Agreement and the Transition Services Agreement with CRX-SG. Under the Intellectual Property Assignment Agreement, CRX-SG has been assigned and retains all infectious disease intellectual property developed by CRX-SG with the assistance of the Company since the formation of CRX-SG. Under the Share Purchase Agreement, the Company has agreed not to compete with CRX-SG in the discovery and development of product candidates to treat certain infectious diseases in substantially all markets until June 2, 2010. Under the Transition Services Agreement, the Company has agreed to provide certain transition services to CRX-SG relating to intellectual property, legal, accounting and information technology matters, until the later of the date when all services to be provided are completed and discharged, or September 30, 2009.

Item 1.02. Termination of a Material Definitive Agreement.

The disclosure in Item 1.01 relating to the termination of the Subscription and Shareholders Agreement and Services Agreement, which are dated as of August 19, 2005, the Swap-Up Agreement, the Registration Rights Agreement, the Debenture and the Share Charge, all dated as of August 30, 2005, by and among the Company, CRX-SG and Biomedical is incorporated into this Item 1.02 by reference.

In connection with the Divestiture, the Company is no longer a party to the Consortium Agreement, Accession Agreement, Project Agreement and Co-Ownership Agreement, all dated as of October 8, 2008, between the Company, CRX-SG and the Liverpool School of Tropical Medicine ("LSTM") under which the Company and CRX-SG agreed to act as subcontractors to perform assay development and screening services relating to a grant awarded to LSTM focusing on the development of treatment regimens against filariasis, or African river blindness. CRX-SG remains a party to these agreements.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The disclosures in Items 1.01 and 1.02 relating to the entry into the Termination Agreement, Share Purchase Agreement and Intellectual Property Assignment Agreement and Transition Services Agreement on June 2, 2009, and the termination of the Subscription and Shareholders Agreement and Services Agreement, which are dated as of August 19, 2005, the Swap-Up Agreement, the Registration Rights Agreement, the Debenture and the Share Charge, all dated as of August 30, 2005, by and among the Company, CRX-SG and Biomedical, are all incorporated into this Item 2.01 by reference.

Item 9.01.            Financial Statements and Exhibits.

(d)    Exhibits
Exhibit No.	Description
10.1	Termination Agreement, dated as of June 2, 2009, by and among CombinatoRx (Singapore) Pte Ltd, Biomedical Sciences Investment Fund Pte Ltd and the Registrant.

10.2	Share Purchase Agreement, dated as of June 2, 2009, by and among CombinatoRx (Singapore) Pte Ltd, Biomedical Sciences Investment Fund Pte Ltd and the Registrant.

10.3	Intellectual Property Assignment Agreement, dated as of June 2, 2009, by and among CombinatoRx (Singapore) Pte Ltd and the Registrant.

10.4	Transition Services Agreement, dated as of June 2, 2009, by and among CombinatoRx (Singapore) Pte Ltd and the Registrant.

10.5	Assignment and Termination Agreement, dated as of June 2, 2009, by and between the Registrant, CombinatoRx (Singapore) Pte. Ltd and the Liverpool School of Tropical Medicine.

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMBINATORX, INCORPORATED
	By:	/s/ Robert Forrester
Name: Robert Forrester
Title: Executive Vice President and
Chief Financial Officer
Dated: June 2, 2009

Index to Exhibits
Exhibit No.	Description
10.1	Termination Agreement, dated as of June 2, 2009, by and among CombinatoRx (Singapore) Pte Ltd, Biomedical Sciences Investment Fund Pte Ltd and the Registrant.

10.2	Share Purchase Agreement, dated as of June 2, 2009, by and among CombinatoRx (Singapore) Pte Ltd, Biomedical Sciences Investment Fund Pte Ltd and the Registrant.

10.3	Intellectual Property Assignment Agreement, dated as of June 2, 2009, by and among CombinatoRx (Singapore) Pte Ltd and the Registrant.

10.4	Transition Services Agreement, dated as of June 2, 2009, by and among CombinatoRx (Singapore) Pte Ltd and the Registrant.

10.5	Assignment and Termination Agreement, dated as of June 2, 2009, by and between the Registrant, CombinatoRx (Singapore) Pte. Ltd and the Liverpool School of Tropical Medicine.